Exhibit 10-5

LOAN AGREEMENT

Wachovia Bank, National Association
214 North Hogan Street - FL0070
Jacksonville, Florida  32202
(Hereinafter referred to as the "Bank")

Southeast Power Corporation
100 Rialto Place
Suite 500
Melbourne, Florida  32901-3082

The Goldfield Corporation
100 Rialto Place
Suite 500
Melbourne, Florida  32901-3082
(Individually and collectively "Borrower")

This Loan Agreement ("Agreement") is entered into January 30, 2004, by and between Bank and Borrower.

This Agreement applies to the loan or loans (individually and collectively, the "Loan") evidenced by one or more promissory notes dated January 30, 2004 or other notes subject hereto, as modified from time to time (whether one or more, the "Note") and all Loan Documents.  The terms "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

REPRESENTATIONS.  Borrower represents that from the date of this Agreement and until final payment in full of the Obligations:  Accurate Information.  All information now and hereafter furnished to Bank is and will be true, correct and complete.  Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents.  Authorization; Non-Contravention.  The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized as may be required and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or any guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor.  Asset Ownership.  Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower in writing and approved by Bank ("Permitted Liens").  To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen.  Discharge of Liens and Taxes.  Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are being

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appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained.  Sufficiency of Capital.  Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Note and any other Loan Documents, will not be, insolvent within the meaning of 11 U.S.C. § 101(32).  Compliance with Laws.  Borrower is in compliance in all respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. § 3617, et seq.) or narcotics (including 21 U.S.C. § 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable.  Organization and Authority.  Each corporate or limited liability company Borrower and/or guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted.  Each corporate or limited liability company Borrower and/or guarantor, as applicable, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor.  No Litigation.  There are no pending or threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing, and approved by Bank.  Regulation U.  None of the proceeds of the credit extended pursuant to this Agreement shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System ("Regulation U"), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purchase which might render the Loan a "Purpose Credit" within the meaning of Regulation U.

AFFIRMATIVE COVENANTS.  Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will:  Access to Books and Records.  Allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank, at Borrower's expense, to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof.     Business Continuity.  Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted. Compliance with Other Agreements.  Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the 11 U.S.C. § 101.  Estoppel Certificate.  Furnish, within 15 days after request by Bank, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations.  Insurance.  Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance; all acquired in such amounts and from such companies as Bank may reasonably require.     Maintain Properties.  Maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement.   Notice of Default and Other Notices.  (a) Notice of Default.  Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto.  (b) Other Notices.  Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (v) at least 30 days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's structure.   Other Financial Information.  Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request.  Payment of Debts.  Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes.  Reporting Requirements.  Comply with the following reporting requirements by providing the following information to Bank: (i) quarterly 10Q Reports and annual 10K reports of Borrower when filed with the S.E.C. but no later than 125 days after fiscal year end, or quarter end, as the case may be; and (ii) such other financial information or disclosure deemed necessary by the Bank from time to time.

NEGATIVE COVENANTS.  Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not:   Change in Fiscal Year.  Change the fiscal year of Borrower.  Change of Management.  Change the Borrower's current Chief Executive Officer without prior written consent of the Bank.  Executive personnel and management of the Borrower shall be maintained to the reasonable satisfaction of Bank.   Default on Other Contracts or Obligations.  Borrower shall not default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed.  Government Intervention.  Permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or its such business is curtailed or materially impaired.  Judgment Entered.  Borrower shall not permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due.

FINANCIAL COVENANTS.  Borrower agrees to the following provisions from the date hereof until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, using the financial information for Borrower, its subsidiaries, affiliates and its holding or parent company, as applicable:  Deposit Relationship.  Borrower shall maintain its primary depository account with Bank.  Tangible Net Worth.  Borrower shall maintain all of the following ratios or amounts, tested quarterly, at calendar quarter-end: (i) a minimum Tangible Net Worth of not less than $14,500,000.00.  "Tangible Net Worth" is defined as total net worth less any intangible assets, loans to related parties, or leans due from officers.  Deferred taxes will be included in the definition of Tangible Net Worth; (ii) a current ratio of not less than 2.0:1.0.  Current Ratio is defined as the ratio of current assets to current liabilities.  Real estate held for resale and the debts associated with this real estate are to be excluded from this calculation; and (iii) a maximum Debt to Tangible Net Worth Ratio not to exceed ..60:1.0.

CONDITIONS PRECEDENT.  The obligations of Bank to make the loan and any advances pursuant to this Agreement are subject to the following conditions precedent:  Additional Documents.  Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request.

CROSS DEFAULT.  At Bank's option, any default in payment or performance of any obligation under any other loans, contracts or agreements of Borrower, any Subsidiary or Affiliate of Borrower, any general partner of or the holder(s) of the majority ownership interests of Borrower with Bank or its affiliates ("Affiliate" shall have the meaning as defined in 11 U.S.C. § 101, except that the term "Borrower" shall be substituted for the term "Debtor" therein; "Subsidiary" shall mean any business in which Borrower holds, directly or indirectly, a controlling interest) shall constitute a default under this Loan Agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.

                                                Southeast Power Corporation

                                                By: /s/ Stephen R. Wherry                                  (SEAL)
                                                      Stephen R. Wherry, Treasurer

                                                The Goldfield Corporation

                                                By: /s/ Stephen R. Wherry                                  (SEAL)
                                                      Stephen R. Wherry, Treasurer

                                                Wachovia Bank, National Association

                                                By: /s/ Peter B. Rochester                                  (SEAL)
                                                      Peter B. Rochester, Vice President

PROMISSORY NOTE

$2,600,000.00

January 30, 2004

Southeast Power Corporation
100 Rialto Place
Suite 500
Melbourne, Florida  32901-3082

The Goldfield Corporation
100 Rialto Place
Suite 500
Melbourne, Florida  32901-3082
(Individually and collectively "Borrower")

Wachovia Bank, National Association
214 North Hogan Street - FL0070
Jacksonville, Florida  32202
(Hereinafter referred to as "Bank")

Borrower promises to pay to the order of Bank, in lawful money of the United States of America, at its office indicated above or wherever else Bank may specify, the sum of Two Million, Six Hundred Thousand and No/100 Dollars ($2,600,000.00) or such sum as may be advanced and outstanding from time to time, with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this "Note").

LOAN AGREEMENT.  This Note is subject to the provisions of that certain Loan Agreement between Bank and Borrower of even date herewith, as modified from time to time.

TERM LOAN (WITH DRAW PERIOD).  From the date of this Note until and including September 30, 2004 (the "Conversion Date"), Borrower may borrow and, upon the request of Borrower, Bank shall advance under this Note from time to time (each an "Advance" and together the "Advances"), so long as the total principal balance outstanding at any one time does not exceed the principal amount stated on the face of this Note, subject to the limitations described in any loan agreement to which this Note is subject.  Bank's obligation to make Advances under this Note shall terminate if Borrower is in Default under this Note.  As of the date of each proposed Advance, Borrower shall be deemed to represent that each representation made in the Loan Documents is true as of such date.  Advances, once repaid, may not be reborrowed.

USE OF PROCEEDS.  Borrower shall use the proceeds of the loan(s) evidenced by this Note for the commercial purposes of Borrower, as follows: to finance the purchase of bucket trucks and other equipment for tower and line construction.

SECURITY.  Borrower has granted Bank a security interest in the collateral described in the Loan Documents including personal property collateral described in that certain Security Agreement of even date herewith.

INTEREST RATE. Interest shall accrue on the unpaid principal balance of this Note from the date hereof at the LIBOR Market Index Rate plus 1.9%, as that rate may change from day to day in accordance with changes in the LIBOR Market Index Rate ("Interest Rate").  "LIBOR Market Index Rate", for any day, means the rate for 1 month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Bank from another recognized source or interbank quotation).

DEFAULT RATE.  In addition to all other rights contained in this Note, if a Default (as defined herein) occurs and as long as a Default continues, all outstanding Obligations shall bear interest at the Interest Rate plus 4% ("Default Rate").  The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full.

INTEREST AND FEE(S) COMPUTATION (ACTUAL/360).  Interest and fees, if any, shall be computed on the basis of a 360-day year for the actual number of days in the applicable period ("Actual/360 Computation").  The Actual/360 Computation determines the annual effective yield by taking the stated (nominal) rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period.  Application of the Actual/360 Computation produces an annualized effective interest rate exceeding the nominal rate.

REPAYMENT TERMS.  This Note shall be due and payable as set forth hereinbelow.  From the date of this Note until and including the Conversion Date, this Note shall be payable in consecutive monthly payments of accrued interest only, commencing on February 28, 2004, and continuing on the same day of each month thereafter.  After the Conversion Date, this Note shall be payable in consecutive monthly payments of principal equal to one thirty-sixth of the outstanding principal balance of this Note on the Conversion Date, plus accrued interest, commencing on October 30, 2004, and continuing on the same day of each month thereafter.  In any event, all principal and accrued interest shall be due and payable on September 30, 2007.

APPLICATION OF PAYMENTS.  Monies received by Bank from any source for application toward payment of the Obligations shall be applied to accrued interest and then to principal.  If a Default occurs, monies may be applied to the Obligations in any manner or order deemed appropriate by Bank.

If any payment received by Bank under this Note or other Loan Documents is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.

DEFINITIONS.  Loan Documents.  The term "Loan Documents", as used in this Note and the other Loan Documents, refers to all documents executed in connection with or related to the loan evidenced by this Note and any prior notes which evidence all or any portion of the loan evidenced by this Note, and any letters of credit issued pursuant to any loan agreement to which this Note is subject, any applications for such letters of credit and any other documents executed in connection therewith or related thereto, and may include, without limitation, a commitment letter that survives closing, a loan agreement, this Note, guaranty agreements, security agreements, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. § 101).  Obligations.  The term "Obligations", as used in this Note and the other Loan Documents, refers to any and all indebtedness and other obligations under this Note, all other obligations under any other Loan Document(s), and all obligations under any swap agreements (as defined in 11 U.S.C. § 101) between Borrower and Bank whenever executed.  Certain Other Terms.  All terms that are used but not otherwise defined in any of the Loan Documents shall have the definitions provided in the Uniform Commercial Code.

LATE CHARGE.  If any payments are not timely made, Borrower shall also pay to Bank a late charge equal to 5% of each payment past due for 15 or more days.

Acceptance by Bank of any late payment without an accompanying late charge shall not be deemed a waiver of Bank's right to collect such late charge or to collect a late charge for any subsequent late payment received.

ATTORNEYS' FEES AND OTHER COLLECTION COSTS.  Borrower shall pay all of Bank's reasonable expenses incurred to enforce or collect any of the Obligations including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY.  If at any time the effective interest rate under this Note would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by Bank in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Borrower.

DEFAULT.  If any of the following occurs, a default ("Default") under this Note shall exist:  Nonpayment; Nonperformance.  The failure of timely payment or performance of the Obligations or Default under this Note or any other Loan Documents.  False Warranty.  A warranty or representation made or deemed made in the Loan Documents or furnished Bank in connection with the loan evidenced by this Note proves materially false, or if of a continuing nature, becomes materially false.  Cross Default.  At Bank's option, any default in payment or performance of any obligation under any other loans, contracts or agreements of Borrower, any Subsidiary or Affiliate of Borrower, any general partner of or the holder(s) of the majority ownership interests of Borrower with Bank or its affiliates ("Affiliate" shall have the meaning as defined in 11 U.S.C. § 101, except that the term "Borrower" shall be substituted for the term "Debtor" therein; "Subsidiary" shall mean any business in which Borrower holds, directly or indirectly, a controlling interest).  Cessation; Bankruptcy.  The death of, appointment of a guardian for, dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against Borrower, its Subsidiaries or Affiliates, if any, or any general partner of or the holder(s) of the majority ownership interests of Borrower, or any party to the Loan Documents.  Material Business Alteration.  Without prior written consent of Bank, a material alteration in the kind or type of Borrower's business.  Material Capital Structure or Business Alteration.  Without prior written consent of Bank, (i) a material alteration in the kind or type of Borrower's business or that of Bayswater Development Corporation, a subsidiary of The Goldfield Corporation; (ii) the sale of substantially all of the business or assets of Borrower or that of Bayswater Development Corporation, a subsidiary of The Goldfield Corporation, or any guarantor, or a material portion (10% or more) of such business or assets if such a sale is outside the ordinary course of business of Borrower or Bayswater Development Corporation, a subsidiary of The Goldfield Corporation, or any guarantor,  or more than 50% of the outstanding stock or voting power of or in any such entity in a single transaction or a series of transactions; or (iii) should any Borrower or Bayswater Development Corporation, a subsidiary of The Goldfield Corporation, or any guarantor enter into any merger or consolidation.  Notwithstanding the foregoing, there shall be a thirty (30) day grace period for any non-monetary default, and a fifteen (15) day grace period for any monetary default as provided hereinabove.

REMEDIES UPON DEFAULT.  If a Default occurs under this Note or any Loan Documents, Bank may at any time thereafter, take the following actions:  Bank Lien.  Foreclose its security interest or lien against Borrower's accounts without notice.  Acceleration Upon Default.  Accelerate the maturity of this Note and, at Bank's option, any or all other Obligations, other than Obligations under any swap agreements (as defined in 11 U.S.C. § 101) between Borrower and Bank, which shall be governed by the default and termination provisions of said swap agreements; whereupon this Note and the accelerated Obligations shall be immediately due and payable; provided, however, if the Default is based upon a bankruptcy or insolvency proceeding commenced by or against Borrower or any guarantor or endorser of this Note, all Obligations (other than Obligations under any swap agreement as referenced above) shall automatically and immediately be due and payable.  Cumulative.  Exercise any rights and remedies as provided under the Note and other Loan Documents, or as provided by law or equity.

FINANCIAL AND OTHER INFORMATION.  Borrower shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower's financial condition.  Such information shall be true, complete, and accurate.

WAIVERS AND AMENDMENTS.  No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Bank.  No waiver by Bank of any Default shall operate as a waiver of any other Default or the same Default on a future occasion.  Neither the failure nor any delay on the part of Bank in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Each Borrower or any person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind.  Further, each agrees that Bank may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period, and grant any releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to any other Borrower or any other person liable under this Note or other Loan Documents, all without notice to or consent of each Borrower or each person who may be liable under this Note or any other Loan Document and without affecting the liability of Borrower or any person who may be liable under this Note or any other Loan Document.

MISCELLANEOUS PROVISIONS.  Assignment.  This Note and the other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns.  Bank's interests in and rights under this Note and the other Loan Documents are freely assignable, in whole or in part, by Bank.  In addition, nothing in this Note or any of the other Loan Documents shall prohibit Bank from pledging or assigning this Note or any of the other Loan Documents or any interest therein to any Federal Reserve Bank.  Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank's prior written consent is null and void.  Any assignment shall not release Borrower from the Obligations.  Applicable Law; Conflict Between Documents.  This Note and, unless otherwise provided in any other Loan Document, the other Loan Documents shall be governed by and construed under the laws of the state named in Bank's address shown above without regard to that state's conflict of laws principles.  If the terms of this Note should conflict with the terms of any loan agreement or any commitment letter that survives closing, the terms of this Note shall control.  Borrower's Accounts.  Borrower acknowledges Bank's set-off right in all Borrower's accounts with Bank and its affiliates in the event of default under the Loan Documents.  Jurisdiction.  Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state named in Bank's address shown above.  Severability.  If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document.  Notices.  Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower's address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Bank's office address shown above or such other address as Bank may specify in writing from time to time.  In the event that Borrower changes Borrower's address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid.  Plural; Captions.  All references in the Loan Documents to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual, person or entity.  The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents.  Advances.  Bank may, in its sole discretion, make other advances which shall be deemed to be advances under this Note, even though the stated principal amount of this Note may be exceeded as a result thereof.  Posting of Payments.  All payments received during normal banking hours after 2:00 p.m. local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day. Fees and Taxes.  Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time.

WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER BY EXECUTION HEREOF AND BANK BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO.  THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO ACCEPT THIS NOTE.

BORROWER AND BANK AGREE THAT THEY SHALL NOT HAVE A REMEDY OF PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal.

Southeast Power Corporation Taxpayer Identification Number: 59-2262546

By: /s/ Stephen R. Wherry (SEAL) Stephen R. Wherry, Treasurer

The Goldfield Corporation Taxpayer Identification Number: 88-0031580

By: /s/ Stephen R. Wherry (SEAL)
Stephen R. Wherry, Treasurer

SECURITY AGREEMENT

January 30, 2004

Southeast Power Corporation
100 Rialto Place
Suite 500
Melbourne, Florida  32901-3082
(Individually and collectively "Debtor")

Wachovia Bank, National Association
214 North Hogan Street - FL0070
Jacksonville, Florida  32202
(Hereinafter referred to as "Bank")

For value received and to secure payment and performance of the Promissory Note executed by Debtor (also referred to herein as "Borrower") dated January 30, 2004, in the original principal amount of $2,600,000.00, payable to Bank, and any extensions, renewals, modifications or novations thereof (the "Note"), this Security Agreement and the other Loan Documents, and any other obligations of Debtor to Bank however created, arising or evidenced, whether direct or indirect, absolute or contingent, now existing or hereafter arising or acquired, and whether or not evidenced by a Loan Document, including swap agreements (as defined in 11 U.S.C. §101), future advances, and all costs and expenses incurred by Bank to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to the security interest (collectively, "Obligations"), Debtor hereby grants to Bank a continuing security interest in and lien upon the following described equipment purchased with the proceeds of this loan, and any replacements, accessions, or substitutions thereof and all cash and non‑cash proceeds thereof (collectively, "Collateral"):

Bucket trucks and other equipment used in the construction of transmission towers and lines for electrical utilities.

Debtor hereby represents and agrees that:

OWNERSHIP.  Debtor owns the Collateral or Debtor will purchase and acquire rights in the Collateral within ten days of the date advances are made under the Loan Documents.  If Collateral is being acquired with the proceeds of an advance under the Loan Documents, Debtor authorizes Bank to disburse proceeds directly to the seller of the Collateral.  The Collateral is free and clear of all liens, security interests, and claims except those previously reported in writing to and approved by Bank, and Debtor will keep the Collateral free and clear from all liens, security interests and claims, other than those granted to or approved by Bank.

NAME AND OFFICES; JURISDICTION OF ORGANIZATION.  The name and address of Debtor appearing at the beginning of this Agreement are Debtor's exact legal name and the address of its chief executive office.  There has been no change in the name of Debtor, or the name under which Debtor conducts business, within the five years preceding the date hereof except as previously reported in writing to Bank.  Debtor has not moved its chief executive office within the five years preceding the date hereof except as previously reported in writing to Bank. Southeast Power Corporation is organized under the laws of the State of Florida and has not changed the jurisdiction of its organization within the five years preceding the date hereof except as previously reported in writing to Bank.

TITLE/TAXES.  Debtor has good and marketable title to Collateral and will warrant and defend same against all claims.  Debtor will not transfer, sell, or lease Collateral (except as permitted herein).  Debtor agrees to pay promptly all taxes and assessments upon or for the use of Collateral and on this Security Agreement.  At its option, Bank may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on Collateral.  Debtor agrees to reimburse Bank, on demand, for any such payment made by Bank.  Any amounts so paid shall be added to the Obligations.

WAIVERS.  Debtor agrees not to assert against Bank as a defense (legal or equitable), as a set-off, as a counterclaim, or otherwise, any claims Debtor may have against any seller or lessor that provided personal property or services relating to any part of the Collateral or against any other party liable to Bank for all or any part of the Obligations.  Debtor waives all exemptions and homestead rights with regard to the Collateral.  Debtor waives any and all rights to any bond or security which might be required by applicable law prior to the exercise of any of Bank's remedies against any Collateral.  All rights of Bank and security interests hereunder, and all obligations of Debtor hereunder, shall be absolute and unconditional, not discharged or impaired irrespective of (and regardless of whether Debtor receives any notice of):  (i) any lack of validity or enforceability of any Loan Document; (ii) any change in the time, manner or place of payment or performance, or in any term, of all or any of the Obligations or the Loan Documents or any other amendment or waiver of or any consent to any departure from any Loan Document; or (iii) any exchange, insufficiency, unenforceability, enforcement, release, impairment or non‑perfection of any collateral, or any release of or modifications to or insufficiency, unenforceability or enforcement of the obligations of any guarantor or other obligor.  To the extent permitted by law, Debtor hereby waives any rights under any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist and which, but for this provision, might be applicable to any sale or disposition of the Collateral by Bank; and any other circumstance which might otherwise constitute a defense available to, or a discharge of any party with respect to the Obligations.

NOTIFICATIONS; Debtor will notify Bank in writing at least 30 days prior to any change in:  (i) Debtor's chief place of business; (ii) Debtor's name or identity; (iii) Debtor's corporate/organizational structure; or (iv) the jurisdiction in which Debtor is organized.  In addition, Debtor shall promptly notify Bank of any claims or alleged claims of any other person or entity to the Collateral or the institution of any litigation, arbitration, governmental investigation or administrative proceedings against or affecting the Collateral.  Debtor will bear the cost of preparing and filing any documents necessary to protect Bank's liens.

COLLATERAL CONDITION AND LAWFUL USE.  Debtor represents that the Collateral is in good repair and condition and that Debtor shall use reasonable care to prevent Collateral from being damaged or depreciating, normal wear and tear excepted.  Debtor shall immediately notify Bank of any material loss or damage to Collateral.  Debtor shall not permit any item of Collateral to become a fixture to real estate or an accession to other personal property unless such property is also Collateral hereunder.  Debtor represents it is in compliance in all respects with all laws, rules and regulations applicable to the Collateral and its properties, operations, business, and finances.

RISK OF LOSS AND INSURANCE.  Debtor shall bear all risk of loss with respect to the Collateral.  The injury to or loss of Collateral, either partial or total, shall not release Debtor from payment or other performance hereof.  Debtor agrees to obtain and keep in force insurance covering the Collateral naming Bank as loss payee.  Such insurance shall cover such risks as Bank may require and shall be in form and amounts and issued by such companies as are satisfactory to Bank.  All such policies shall provide to Bank a minimum of 30 days written notice of cancellation.  Debtor shall furnish to Bank such policies, or other evidence of such policies satisfactory to Bank.  If Debtor fails to obtain or maintain in force such insurance or fails to furnish such evidence, Bank is authorized, but not obligated, to purchase any or all insurance or "Single Interest Insurance" protecting such interest as Bank deems appropriate against such risks and for such coverage and for such amounts, including either the loan amount or value of the Collateral, all at its discretion, and at Debtor's expense.  In such event, Debtor agrees to reimburse Bank for the cost of such insurance and Bank may add such cost to the Obligations.  Debtor shall bear the risk of loss to the extent of any deficiency in the effective insurance coverage with respect to loss or damage to any of the Collateral.  Debtor hereby assigns to Bank the proceeds of all such insurance and directs any insurer to make payments directly to Bank.  Debtor hereby appoints Bank its attorney‑in‑fact, which appointment shall be irrevocable and coupled with an interest for so long as Obligations are unpaid, to file proof of loss and/or any other forms required to collect from any insurer any amount due from any damage or destruction of Collateral, to agree to and bind Debtor as to the amount of said recovery, to designate payee(s) of such recovery, to grant releases to insurer, to grant subrogation rights to any insurer, and to endorse any settlement check or draft.  Debtor agrees not to exercise any of the foregoing powers granted to Bank without Bank's prior written consent.

FINANCING STATEMENTS, POWER OF ATTORNEY.  No financing statement (other than any filed or approved by Bank) covering any Collateral is on file in any public filing office.  On request of Bank, Debtor will execute one or more financing statements in form satisfactory to Bank and will pay all costs and expenses of filing the same or of filing this Security Agreement in all public filing offices, where filing is deemed by Bank to be desirable.  Bank is authorized to file financing statements relating to Collateral without Debtor's signature where authorized by law.  Debtor further agrees to cooperate with Bank (such cooperation to include, without limitation, the execution of applicable forms) to assure that where a security interest in any portion of the Collateral is covered by a Certificate of Title, the security interest created hereby is perfected by the notation thereof on the Certificate of Title or as otherwise provided by applicable law.  Without limiting the generality of the preceding sentence, Debtor agrees to deposit with Bank any Certificate of Title issued with respect to any of the Collateral with notation thereon of the security interest hereunder, which notification by proper public officer Debtor will promptly obtain.  Debtor hereby constitutes and appoints Bank the true and lawful attorney of Debtor with full power of substitution to take any and all appropriate action and to execute any and all documents or instruments that may be necessary or desirable to accomplish the purpose and carry out the terms of this Security Agreement.  The foregoing power of attorney is coupled with an interest and shall be irrevocable until all of the Obligations have been paid in full.  Neither Bank nor anyone acting on its behalf shall be liable for acts, omissions, errors in judgment, or mistakes in fact in such capacity as attorney-in-fact.  Debtor ratifies all acts of Bank as attorney-in-fact.  Debtor agrees to take such other actions, at Debtor's expense, as might be requested for the perfection, continuation and assignment, in whole or in part, of the security interests granted herein and to assure Bank's intended priority position.  If certificates, passbooks, or other documentation or evidence is/are issued or outstanding as to any of the Collateral, Debtor will cause the security interests of Bank to be properly protected, including perfection by notation thereon or delivery thereof to Bank.

COLLATERAL DUTIES.  Bank shall have no custodial or ministerial duties to perform with respect to Collateral pledged except as set forth herein; and by way of explanation and not by way of limitation, Bank shall incur no liability for any of the following:  (i) loss or depreciation of Collateral (unless caused by its willful misconduct or gross negligence), (ii) failure to present any paper for payment or protest, to protest or give notice of nonpayment, or any other notice with respect to any paper or Collateral.

TRANSFER OF COLLATERAL.  Bank may assign its rights in Collateral or any part thereof to any assignee who shall thereupon become vested with all the powers and rights herein given to Bank with respect to the property so transferred and delivered, and Bank shall thereafter be forever relieved and fully discharged from any liability with respect to such property so transferred, but with respect to any property not so transferred, Bank shall retain all rights and powers hereby given.

INSPECTION, BOOKS AND RECORDS.  Debtor will at all times keep accurate and complete records covering each item of Collateral, including the proceeds therefrom.  Bank, or any of its agents, shall have the right, at intervals to be determined by Bank and without hindrance or delay, at Debtor's expense, to inspect, audit, and examine the Collateral and to make copies of and extracts from the books, records, journals, orders, receipts, correspondence and other data relating to Collateral, Debtor's business or any other transaction between the parties hereto.  Debtor will at its expense furnish Bank copies thereof upon request.

ATTORNEYS' FEES AND OTHER COSTS OF COLLECTION.  Debtor shall pay all of Bank's reasonable expenses incurred in enforcing this Security Agreement and in preserving and liquidating Collateral, including but not limited to, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred with or without the commencement of a suit, trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

DEFAULT.  If any of the following occurs, a default ("Default") under this Security Agreement shall exist:  Loan Document Default.  A default under any Loan Document.  Collateral Loss or Destruction.  Any loss, theft, substantial damage, or destruction of Collateral not fully covered by insurance, or as to which insurance proceeds are not remitted to Bank within 30 days of the loss.  Collateral Sale, Lease or Encumbrance.  Any sale, lease, or encumbrance of any Collateral not specifically permitted herein without prior written consent of Bank.  Levy, Seizure or Attachment.  The making of any levy, seizure, or attachment on or of Collateral which is not removed within 10 days.  Unauthorized Termination.  Any attempt to terminate, revoke, rescind, modify, or violate the terms of this Security Agreement without the prior written consent of Bank.

REMEDIES ON DEFAULT (INCLUDING POWER OF SALE).  If a Default occurs, all of the Obligations shall be immediately due and payable, without notice, other than Obligations under any swap agreements (as defined in 11 U.S.C. § 101) with Bank, which shall be governed by the default and termination provisions of said swap agreements, and Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code.  Without limitation thereto, Bank shall have the following rights and remedies:  (i) to take immediate possession of Collateral, without notice or resort to legal process, and for such purpose, to enter upon any premises on which Collateral or any part thereof may be situated and to remove the same therefrom, or, at its option, to render Collateral unusable or dispose of said Collateral on Debtor's premises; (ii) to require Debtor to assemble the Collateral and make it available to Bank at a place to be designated by Bank; (iii) to exercise its right of set‑off or bank lien as to any monies of Debtor deposited in accounts of any nature maintained by Debtor with Bank or affiliates of Bank, without advance notice, regardless of whether such accounts are general or special; (iv) to dispose of Collateral, as a unit or in parcels, separately or with any real property interests also securing the Obligations, in any county or place to be selected by Bank, at either private or public sale (at which public sale Bank may be the purchaser) with or without having the Collateral physically present at said sale.

Any notice of sale, disposition or other action by Bank required by law and sent to Debtor at Debtor's address shown above, or at such other address of Debtor as may from time to time be shown on the records of Bank, at least 5 days prior to such action, shall constitute reasonable notice to Debtor.  Notice shall be deemed given or sent when mailed postage prepaid to Debtor's address as provided herein.  Bank shall be entitled to apply the proceeds of any sale or other disposition of the Collateral, and the payments received by Bank with respect to any of the Collateral, to Obligations in such order and manner as Bank may determine.  Collateral that is subject to rapid declines in value and is customarily sold in recognized markets may be disposed of by Bank in a recognized market for such collateral without providing notice of sale.  Debtor waives any and all requirements that the Bank sell or dispose of all or any part of the Collateral at any particular time, regardless of whether Debtor has requested such sale or disposition.

REMEDIES ARE CUMULATIVE.  No failure on the part of Bank to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Bank or any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right, power or remedy.  The remedies herein provided are cumulative and are not exclusive of any remedies provided by law, in equity, or in other Loan Documents.

MISCELLANEOUS.  (i) Amendments and Waivers.  No waiver, amendment or modification of any provision of this Security Agreement shall be valid unless in writing and signed by Debtor and an officer of Bank.  No waiver by Bank of any Default shall operate as a waiver of any other Default or of the same Default on a future occasion.  (ii) Assignment.  All rights of Bank hereunder are freely assignable, in whole or in part, and shall inure to the benefit of and be enforceable by Bank, its successors, assigns and affiliates.  Debtor shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Debtor to assign without Bank's prior written consent is null and void.  Any assignment shall not release Debtor from the Obligations.  This Security Agreement shall be binding upon Debtor, and the heirs, personal representatives, successors, and assigns of Debtor.  (iii) Applicable Law; Conflict Between Documents.  This Security Agreement shall be governed by and construed under the law of the jurisdiction named in the address of the Bank first shown above (the "Jurisdiction") without regard to that Jurisdiction's conflict of laws principles, except to the extent that the UCC requires the application of the law of a different jurisdiction.  If any terms of this Security Agreement conflict with the terms of any commitment letter or loan proposal, the terms of this Security Agreement shall control.  (iv) Jurisdiction.  Debtor irrevocably agrees to non‑exclusive personal jurisdiction in the Jurisdiction in which the office of Bank as stated above is located.  (v) Severability.  If any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.  (vi) Notices.  Any notices to Debtor shall be sufficiently given, if in writing and mailed or delivered to the address of Debtor shown above or such other address as provided hereunder; and to Bank, if in writing and mailed or delivered to Bank's office address shown above or such other address as Bank may specify in writing from time to time.  In the event that Debtor changes Debtor's mailing address at any time prior to the date the Obligations are paid in full, Debtor agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid.  (vii) Captions.  The captions contained herein are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provision hereof.  The use of the plural shall also mean the singular, and vice versa.  (viii) Joint and Several Liability.  If more than one party has signed this Security Agreement, such parties are jointly and severally obligated hereunder.  (ix) Binding Contract.  Debtor by execution and Bank by acceptance of this Security Agreement, agree that each party is bound by all terms and provisions of this Security Agreement.

DEFINITIONS.  Loan Documents.  The term "Loan Documents" refers to all documents, including this Agreement, whether now or hereafter existing, executed in connection with or related to the Obligations, and may include, without limitation and whether executed by Debtor or others, commitment letters that survive closing, loan agreements, promissory notes, guaranty agreements, deposit or other similar agreements, other security agreements, letters of credit and applications for letters of credit, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. § 101).  UCC.  "UCC" means the Uniform Commercial Code as presently and hereafter enacted in the Jurisdiction.  Terms defined in the UCC.  Any term used in this Agreement and in any financing statement filed in connection herewith which is defined in the UCC and not otherwise defined in this Agreement or any other Loan Document has the meaning given to the term in the UCC.

IN WITNESS WHEREOF, Debtor, on the day and year first written above, has caused this Security Agreement to be executed under seal.

                                                Southeast Power Corporation
                                                Taxpayer Identification Number:  59-2262546

                                                By: /s/ Stephen R. Wherry                   (SEAL)
                                                      Stephen R. Wherry, Treasurer